Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to

the incorporation by reference in the Registration Statement (Form S-8 No. 333-215254)
pertaining to the UBS 401(k) Plan of UBS AG of our report dated June 28,

2022, with respect to the financial
statements and schedule of the UBS AG UBS 401(k) Plan included in this Annual

Report (Form 11-K) for the
year ended December 31, 2021.

/s/ Ernst & Young

LLP

New York,

New York

June 28, 2022